                            State of Delaware

                        Office of the Secretary of State

         "I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "EYE CARE INTERNATIONAL, INC.". FILED IN THIS OFFICE ON THE THIRTY-FIRST DAY OF MAY, A.D. 1994, AT 4:30 O'CLOCK P.M.

         A CERTIFIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

                     William T. Quillen, Secretary of State

 2406920         8100
 944097618
                                                                         7136443

                                 AUTHENTICATION:
                                                                   DATE: 6-01-94

                          CERTIFICATE OF INCORPORATION

                                       OF

                          EYE CARE INTERNATIONAL, INC.


                   The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

          FIRST: The name of the corporation (hereinafter called the "corporation") is Eye Care International, Inc.

          SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 32 Lockerman Square, Suite L-100, City of Dover 19901, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

          THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose and to engage in any lawful act or activity for which corporations; may be organized under the General Corporation Law of the State of Delaware, are as follows:

          To purchase, receive, take by grant, gift, devise, bequest, or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use, and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer, or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

          To apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign mortgage, pledge, or otherwise dispose of, and, in any manner deal with and contract with reference to:

          (a) inventions, devices, formulae, processes, and any improvements and modifications thereof;

          (b) letters patent, patent rights, patented processes, copyrights, designs, and similar rights, trade-marks, trade names, trade symbols, and other indications of origin and ownership granted by or recognized under the laws of the United States of America, the District of Columbia, any state or subdivision thereof, and any commonwealth, territory, possession, dependency, colony, agency or instrumentality of the United states of America and of any foreign country, and all rights connected therewith or appertaining thereunto;

         (c) franchises, licenses, grants, and concessions.

          To guarantee, purchase, take, receive, subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts, or other instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and of any government or agency or instrumentality thereof; to make payment therefore in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers, and privileges in respect thereof, including the right to vote.

          To make, enter into, perform, and carry out contracts of every kind and description with any person, firm, association, corporation, or government or agency or instrumentality thereof.

          To acquire by purchase, exchange, or otherwise, all, or any part of, or any interest in, the properties, assets, business, and good will of any one or more persons, firm, associations, or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property, or its own or other securities; to hold, operate, reorganize, liquidate, sell, or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations, or contracts of such persons, firms, associations, or corporations, and to conduct the whole or any part of any business thus acquired.

          To lend money in furtherance of its corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and an such terms and on such security, if any, as the Board of Directors of the corporation may determine.

          To make contracts of guaranty and suretyship of all kinds and endorse or guarantee the payment of principal, interest, or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization, or entity whatsoever.

          To borrow money without limit as to amount and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge, or other encumbrance of all or any of its property, franchises, and income.

          To be a promoter or manager of other corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind or in any transaction, undertaking, or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

          To draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures; and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

          To purchase, receive, take, reacquire, or otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer, or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall not use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

          To organize, as an incorporator, or cause to be organized under the laws of the State of Delaware, or of any other State of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency, or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge, or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged, or consolidated.

          To conduct its business, promote its purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies, or instrumentalities of the United States of America and of foreign governments.

          To promote and exercise all or any part of the foregoing purposes and powers in any and all parts or the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches, and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

          The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof , the corporation may not lawfully conduct, promote, or exercise.

          FOURTH: The total number of common shares of stock which the corporation shall have authority to issue is 30 million; 20 million of which is Common A Stock and 10 million of which is Common B Stock with the par value of each is .001 dollars. The total number of preferred stock is 10 million with the par value of .001 dollars.

         FIFTH: The name and the mailing address of the incorporator are as follows:

   NAME                                         MAILING ADDRESS
   ----                                         ---------------
Ann M. Jones                                 One Biscayne Tower
                                             2 S. Biscayne Blvd., Suite 1810
                                             Miami, Florida 33131

          SIXTH: The corporation is to have perpetual existence.

          SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of S 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of S 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this corporation as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

          EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

           1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in the ByLaws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

           2. After the original or other ByLaws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of S 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the ByLaws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provision of subsection (d) of S 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial ByLaw or in a ByLaw adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any Class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of S 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of S 102 of the General Corporation Law of the state of Delaware, as the same may be amended and supplemented.

          TENTH: The corporation shall, to the fullest extent permitted by the provisions of S 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any ByLaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

 Signed on May 31, 1994


                                                  Ann M. Jones, Incorporator

                                State of Delaware


                        Office of the Secretary of State



         "I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "EYE CARE INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF DECEMBER, A.D. 1994, AT 9 O'CLOCK A.M.

         A CERT1FIED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS FOR RECORDING.

 2406920         9100

                                           Edward J. Freel, Secretary of State

                                           AUTHENTICATION:

                                                                         7361191


                                           DATE:   01  03  95


    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
 FILED 09:00 AM 12/30/1994
    9442GOS13 - 2406920

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                          EYE CARE INTERNATIONAL, INC.


          Eye Care International, Inc., a corporation organized and existing under the General Corporation Laws of the State of Delaware (the
 "Corporation"), does hereby certify:

          FIRST: That the Board of Directors of the Corporation by unanimous written consent in writing, duly adopted resolutions setting forth the proposed amendments to the Certificate of Incorporation of the Corporation and calling for the submission of the proposed amendments to a vote of the stockholders of the Corporation for their approval and adoption. The resolutions setting forth the proposed amendments are as follows:

         "RESOLVED, that the Corporation amend its certificate of incorporation so that:

"4. (a) The total number of shares which the Corporation is authorized to issue shall be Forty Million (40, 000, 000) shares of which Twenty Million (20, 000,
000) shares shall be designated as Class A common stock with a par value of one Tenth of One Cent ($.001) per share, Ten Million (10,000,000) shares shall be designated as Class B common stock with a par value of One Tenth of One Cent ($.001) per share and the remaining Ten Million (10,000,000) shares shall be Preferred Stock with a par value of One Cent ($.001) per share.

          (b) Each share of Class A common stock shall be entitled to one vote per share on all matters required by law to be submitted to a vote of the holders of the common shares, and each share of Class B common stock shall be entitled to vote at the rate of five (5) votes per share on all matters required by law to be submitted to a vote of the holders of the common shares. Holders of the shares of Class A common stock and Class B common stock shall vote together on all matters except as may otherwise be required under the Delaware General Corporation Law. The rights of the shares of Class A common stock and Class B common stock otherwise shall be identical in all respects. Each share of Class B common stock is convertible into one share of Class A common stock at any time at the option of the holder thereof. Upon the transfer of any shares of Class B common stock by the initial holders thereof, each of said shares, without any action on the part of the holders thereof, automatically shall be converted into one share of Class A common stock on the stock record books of the Corporation.

          (c) The Corporation is authorized issue the shares of preferred stock from time to time in one or more series with such designations, relative rights, preferences, limitations or qualifications as shall be fixed by the Board of Directors in the resolution or resolutions providing for the issue of such shares. The Board of Directors is expressly authorized to adopt such resolution or resolutions providing for the issue of such shares from time to time as the Board of Directors, in its discretion may deem desirable."

          SECOND: That the holders of a majority of the outstanding shares of common stock of the Corporation did, by a written consent in accordance with
 Section 228 of the Delaware General Corporation Law, duly adopt said amendments proposed by the Board of Directors.

          THIRD: These amendments were duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Laws.

                  IN WITNESS WHEREOF, the undersigned has caused its corporate seal to be affixed hereto and this Certificate to be executed by its President and attested by its Assistant Secretary, this 20th day of December, 1994.



 Attest:                                       Eye Care International, Inc.

                                              By:  /s/ Clark Marcus
                                                 --------------------

                      CORRECTED CERTIFICATE OF AMENDMENT OF
                          EYE CARE INTERNATIONAL, INC.


          EYE CARE INTERNATIONAL., INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

          1. A Certificate of Amendment was filed with the Secretary of State of the State of Delaware on December 30, 1994 which contains an inaccurate record of the corporate action taken therein, and said Certificate requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

          2. This Certificate of Correction is to correct an inconsistency between the words and immediately following parenthetical numerical expression of the par value of the Preferred Stock in the last sentence of paragraph (a) of Article 4. The par value of the Preferred Stock is one tenth of one cent ($.001) per share.

         3. The Certificate in corrected form is as follows:

 "4.     (a)      The total number of shares which the Corporation is
 authorized to issue shall be Forty Million (40,000,000) shares of which Twenty Million (20,000,000) shares shall be designated as Class A common stock, with a par value of One Tenth of One Cent ($.001 ) per share, Ten Million (10,000,000) shares shall be designated as Class B common stock with a par value of One Tenth of One Cent ($.001) per share and the remaining Ten Million (10,000.,000) shares shall be Preferred Stock with a par value of One Tenth of One Cent ($. 001 ) per share. "

         EYE CARE INTERNATIONAL, INC. has caused this Corrected Certificate of Amendment to be signed by (Clark Marcus, its authorized officer, this day of June, 1997.






                                By:  /s/ Clark Marcus
                                   ----------------------------------
                                   Name: Clark Marcus
                                   Title: Chief Executive Officer and President

                                State of Delaware


                        Office of the Secretary of State



         "I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF DESIGNATION OF "EYE CARE INTERNATIONAL, INC.", FILED IN THIS OFFICE ON THE TWELFTH DAY OF NOVEMBER, A.D. 1999, AT 9 O'CLOCK A.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

 2406920         8100

991480955

                                           /s/   Edward J. Freel
                                           -----------------------------------
                                           Edward J. Freel, Secretary of State

                                                                       0077323
                                           AUTHENTICATION:
                                                     DATE:   11/12/99

                                                      STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 09:00 AM 11/12/1999
                                                      991480955 - 2406920




                          EYE CARE INTERNATIONAL, INC.

                           Certificate of Designation
                      Series A Convertible Preferred Stock

                             Pursuant to Section 151
                                     of the
                General Corporation Law of the State of Delaware

         Eye Care International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that, at a meeting of the Board of Directors on November 10, 1999, the following resolution was duly adopted by the Board of Directors of the Corporation pursuant to Section 151 of the General Corporation Law of the State of Delaware:

                  RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation by Article 4 of the Corporation's certificate of incorporation, as amended (the "Certificate of Incorporation"), a series of Preferred Stock of the Corporation be, and it hereby is, created out of the authorized but unissued shares of the capital stock of the Corporation, such series to be designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), to consist of 1,500 shares, par value $0.001 per share, of which the preferences and relative and other rights, and the qualifications, limitations or restrictions thereof, shall be (in addition to those set forth in the Corporation's Certificate of Incorporation) as follows:

         1. Dividend Rights. Holders of shares of Series A Preferred Stock shall have no right to receive dividends.

         2. Liquidation Rights.

                  2.1 In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary (each of which is hereinafter referred to as a "Liquidation"), the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount per share equal to $1,000, before any distribution shall be made to the holders of Class A or Class B Common Stock or any other stock junior to Series A Preferred Stock as to the distribution of assets upon Liquidation. (Except as specifically indicated or unless the context requires otherwise, references herein to Common Stock include the Class A and Class B Common Stock). If upon Liquidation the Corporation's assets are not sufficient to pay in full the amounts so payable to the holders of shares of Series A Preferred Stock and the holders of any other series of Preferred Stock ranking on a parity as to the distribution of assets on Liquidation with shares of Series A Preferred Stock, all shares of Series A Preferred Stock and of such other series of Preferred Stock shall participate ratably in the distribution of assets in proportion to the full amounts to which they are respectively entitled.

                  2.2 For the purpose of this Paragraph 2, a consolidation or merger of the Corporation with any other corporation, or the sale, transfer or lease of all or substantially all of its assets, shall not constitute or be deemed a Liquidation.

         3. Redemption.

                  3.1 At any time on or after the third anniversary of the date upon which shares of Series A Preferred Stock are first issued (the "Date of Initial Issue"), the Corporation shall have the right to redeem, in whole or in part, all of the outstanding shares of Series A Preferred Stock at a price of $1,200 per share to the extent the Corporation shall have funds legally available for such payment.

                  3.2 Notice or redemption of Series A Preferred Stock shall be given to the holders of shares of Series A Preferred Stock by mailing to such holders a notice of such redemption, first class, postage prepaid, not less than 20 nor more than 30 days before the date fixed for redemption, at their last addresses as they shall appear upon the books of the Corporation. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the stockholder receives such notice; and failure duly to give such notice by mail, or any defect in such notice, to any stockholder whose shares of Series A Preferred Stock have been designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series A Preferred Stock. The notice of redemption shall state the number of outstanding shares of Series A Preferred Stock to be redeemed from such holder and the date fixed for such redemption, the price at which such shares are to be redeemed, and where payment of the redemption price is to be made upon surrender of such shares.

                  3.3 On and after the date fixed in any such notice of redemption as the date of redemption (unless default shall be made by the Corporation in providing moneys for the payment of the redemption price), all rights as stockholders of the Corporation of the holders of shares of Series A Preferred Stock to be redeemed, except the right to receive the redemption price as herein provided, shall cease and terminate. At any time on or after the date fixed as aforesaid for such redemption, the respective holders of record of shares of Series A Preferred Stock to be redeemed shall be entitled to receive the redemption price upon actual delivery to the Corporation of certificates of the shares to be redeemed, such certificates, if required by the Corporation, to be properly stamped for transfer and duly endorsed in blank or accompanied by proper instruments of assignment and transfer thereof duly executed in blank.

                  3.4 In the event that the Corporation does not have funds legally available to redeem all of the shares of Series A Preferred Stock at the time specified in Paragraph 3.3, the

Corporation shall so advise the holder or holders of the shares in writing by first class registered or certified mail sent to each such holder's address as it appears on the records of the Corporation, and the obligation of the Corporation to redeem such shares shall be postponed until such time as the Corporation shall have funds legally available to permit such redemption. At such time, the Corporation shall fix a postponed date for the redemption and so advise the holder or holders of such shares in writing in the manner provided in Paragraph 3.2.

         4. Status of Series A Preferred Stock Reacquired. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with applicable provisions of the laws of the State of Delaware), be deemed to be canceled and have the status of authorized and unissued shares of the class of Preferred Stock issuable in series undesignated as to series and may be redesignated and reissued.

         5. Voting Rights. Except as required by law, no holder of Series A Preferred Stock will be entitled to vote on matters as to which stockholders generally are entitled to vote.

         6. Conversion Rights.

                  6.1 Each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, into 2,000 shares of Class A Common Stock (the "Conversion Rate"), subject to adjustment as hereinafter provided, at any time or from time to time upon the terms and in the manner hereinafter set forth in this Paragraph 6.

                  6.1.2 In order to convert shares of Series A Preferred Stock into Class A Common Stock, the holder thereof shall (i) surrender the certificate or certificates for such shares of Series A Preferred Stock, duly endorsed to the Corporation or in blank, to the Corporation at its principal office or at the office of the agency maintained for such purposes, (ii) give written notice to the Corporation at such office that such holder elects to convert such shares of Series A Preferred Stock, and (iii) state in writing therein the name or names in which such holder wishes the certificate or certificates for shares of Class A Common Stock to be issued. Each conversion shall be deemed to have been effected at the close of business on the date on which the Corporation or such agency shall have received such surrendered Series A Preferred Stock certificate(s), and the person or persons in whose name or names any certificate or certificates for shares of Class A Common Stock shall be issuable upon such conversion shall be deemed to have become the record holder or holders of the shares represented thereby on such date. As soon as practicable after such conversion, the Corporation shall issue or deliver at such office to the holder for whose account such shares of Series A Preferred Stock were so surrendered, or to such holder's nominee or nominees, certificates (bearing such legend(s) as may be required under applicable securities laws) for the number of full shares of Class A Common Stock to which such holder shall be entitled, plus, in lieu of any fractional share to which such holder would otherwise be entitled, cash equal to such fraction multiplied by the closing price per share of the Class A Common Stock on the principal exchange (including for this purpose, the Nasdaq National Market) on which it is then listed, or if it is not so listed, the closing bid price per share for such stock, as reported by Nasdaq, the OTC Bulletin Board, the National Quotation

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Bureau, Incorporated or other similar service which regularly reports closing bid quotations for such stock, in each instance as of the close of business on the date of such conversion.

                  6.2 The conversion rate shall be subject to adjustment from time to time in case the Corporation shall pay a stock dividend on its Class A Common Stock (other than in shares of the Series A Preferred Stock), or in case the Corporation shall subdivide or combine the outstanding shares of Class A Common Stock, the conversion rate shall immediately be proportionately adjusted. In case of any capital reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with or into another corporation or the sale of all or substantially all of the assets of the Corporation as or substantially as an entirety to another corporation, each share of Series A Stock shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Class A Common Stock of the Corporation then deliverable upon conversion of such share of Series A Preferred Stock would have been entitled upon such reorganization, reclassification, consolidation, merger or conveyance; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the shares of Series A Preferred Stock.

                  6.3 No adjustment in the conversion rate shall be required unless such adjustment (and any other adjustments which by reason of this Paragraph 6.3 are not required to be made) would not, if made, entitle the holders of all then outstanding shares of Series A Preferred Stock upon conversion thereof to receive additional shares of Class A Common Stock equal in the aggregate to one percent (1%) or more of the total issued and outstanding shares of Class A Common Stock. All calculations under this Paragraph 6.3 shall be made to the nearest one one-hundredth (1/100) of a share.

                  6.4 Whenever the conversion rate is adjusted as herein provided, an officer of the Corporation shall compute the adjusted conversion rate in accordance with the foregoing provisions and shall prepare a written instrument setting forth such adjusted conversion rate and showing in detail the facts upon which such adjustment is based, and a copy of such written instrument shall forthwith be mailed to each holder of record of the Series A Preferred Stock, and made available for inspection by the stockholders of the Corporation.

                  6.5 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Class A Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding, and such shares shall be listed, subject to notice of issuance, on any stock exchange(s) on which outstanding shares of Class A Common Stock may then be listed.

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                  6.6 The Corporation will pay and all taxes that may be payable in respect of the issuance or delivery of shares of Class A Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The
Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Class A Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

                  6.7 All issued and outstanding shares of Series A Preferred Stock shall be deemed to have been converted into, and shall (without any action of the holder thereof) become, that number of fully paid and nonassessable shares of Class A Common Stock into which such shares of Series A Preferred Stock are then convertible in accordance with the provisions of this Paragraph 6 immediately upon the consummation of the Corporation's sale of Common Stock in a bona fide public offering on an underwritten firm commitment basis pursuant to a registration statement declared effective by the Securities and Exchange Commission pursuant to the Securities Act of 1933, which public offering results in aggregate gross cash proceeds to the Corporation of at least $5,000,000.

         7. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution and in the Certificate of Incorporation, as amended.

         8. Severability of Provisions. If any right, preference or limitation of the Series A Preferred set forth in this resolution is invalid, unlawful, or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

         9. Headings of Subdivisions. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

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         IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be affixed and this certificate to be signed by Clark Marcus, its President and Chief Executive Officer, and attested to by James L. Koenig, its Secretary, this 10th day of November 1999.

                                        /s/ Clark Marcus
                                        ------------------------------------
                                        Clark Marcus
                                        President and Chief Executive Officer

[CORPORATE SEAL]

ATTEST:

/s/ James L. Koenig
------------------------
         James L. Koenig
         Secretary


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